Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

September 30, 2024 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF SEPTEMBER 30, 2024
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Special Report Presented Pursuant to Regulation 38d	2

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company	3

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company	4

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company	5

Additional Information	6-7

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of September 30, 2024, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	September 30,		December 31,
	2024	2023	2023
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
NON-CURRENT ASSETS
Investments in investees	$949,315	$1,143,793	$1,135,916
Restricted cash	8,445	11,103	6,231
	957,760	1,154,896	1,142,147
CURRENT ASSETS
Cash and cash equivalents	631	33,954	21,503
Restricted cash	3,072	23,800	28,849
Other assets	—	—	3,655
	3,703	57,754	54,007
Total assets	$961,463	$1,212,650	$1,196,154

EQUITY	$579,124	$820,518	$772,166

NON-CURRENT LIABILITIES
Bonds payable, net	345,568	281,822	301,180

CURRENT LIABILITIES
Accounts payable and accrued liabilities	5,247	4,382	6,029
Bonds payable	20,205	98,184	107,241
Other liabilities	—	3,119	—
Due to owner	11,319	4,625	9,538
	36,771	110,310	122,808
Total liabilities	382,339	392,132	423,988
Total equity and liabilities	$961,463	$1,212,650	$1,196,154
The accompanying notes are an integral part of the condensed interim financial data.

November 27, 2024	/s/ Michael Allen Bender	/s/ Jodi Kremerman	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	Kremerman, Jodi	Hall, Keith David
financial statements	Chief Financial Officer	Chairwoman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2024	2023	2024	2023	2023
	Unaudited				Audited
	U.S. dollars in thousands

Share of (loss) income from investees, net	$(160,740)	$(134,873)	$(57,636)	$19,589	$(157,546)
Advisory fees to affiliate	(9,329)	(7,953)	(3,368)	(2,523)	(11,776)
General and administrative expenses	(2,254)	(3,847)	(682)	(172)	(2,039)
Operating (loss) income	(172,323)	(146,673)	(61,686)	16,894	(171,361)
Finance expense	(23,280)	(15,906)	(9,810)	(6,723)	(22,897)
Finance income	837	392	318	368	756
Foreign currency transaction gain (loss), net	6,724	(4,675)	(4,556)	(1,122)	(18,712)
Net (loss) income	$(188,042)	$(166,862)	$(75,734)	$9,417	$(212,214)
Total comprehensive (loss) income	$(188,042)	$(166,862)	$(75,734)	$9,417	$(212,214)
The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2024	2023	2024	2023	2023
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net (loss) income	$(188,042)	$(166,862)	$(75,734)	$9,417	$(212,214)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Share of loss (profit) from investees	160,740	134,873	57,636	(19,590)	157,546
Finance expense	23,280	15,906	9,810	6,723	22,897
Distribution from (to) investees, net	41,709	(352)	14,133	(1,623)	3,712
Foreign currency transaction adjustments, net	(6,724)	4,675	4,556	1,122	18,712
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	75	(211)	(6)	(157)	(1,709)
Restricted cash for operational expenditures	553	(3,925)	(93)	(1,602)	2,105
Due to affiliates	2,631	1,995	951	(479)	6,908
Net cash provided by (used in) operating activities	34,222	(13,901)	11,253	(6,189)	(2,043)
Cash flows from investing activities
Distributions (to) from investees, net	(15,848)	3,148	(20,944)	(14,450)	(15,712)
Payments on foreign currency derivatives, net	(478)	(26,523)	—	(8,559)	(30,209)
Net cash used in investing activities	(16,326)	(23,375)	(20,944)	(23,009)	(45,921)
Cash flows from financing activities
Proceeds from bonds payable	156,746	92,136	81,119	92,136	101,636
Payment on bonds payable	(190,203)	—	(84,182)	—	—
Payments of deferred financing costs	(4,850)	(4,014)	(2,516)	(4,014)	(4,223)
Interest paid	(19,191)	(12,948)	(8,179)	(6,292)	(20,879)
Release of restricted cash for debt service obligations	24,285	(16,640)	7,552	(16,978)	(18,267)
Distributions to owner	(5,850)	(5,731)	(2,000)	(3,731)	(7,453)
Net cash (used in) provided by financing activities	(39,063)	52,803	(8,206)	61,121	50,814
Effect of exchange rate changes on cash and cash equivalents	295	(383)	(406)	(325)	(157)
(Decrease) increase in cash	(20,872)	15,144	(18,303)	31,598	2,693
Cash, beginning of the period	21,503	18,810	18,934	2,356	18,810
Cash, end of the period	$631	$33,954	$631	$33,954	$21,503

Supplemental Disclosure of Noncash Activities:
Distribution payable to owner	$704	$—	$704	$—	$1,750
Asset management fee reimbursement payable to owner	$10,609	$4,625	$10,609	$4,625	$7,047

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

NOTE 1:    BASIS OF PREPARATION
Separate financial information is prepared in a condensed format as of September 30, 2024 and for the nine and three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2023 and for the year then ended and the information accompanying notes (hereinafter - the annual consolidated financial statements).
As of September 30, 2024, the Company had a working capital shortfall amounting to $33.1 million, primarily attributed to the debentures principal payment maturing in the year following the date of the statement of financial position. The Company intends to make the debentures principal payment from distribution from investees and there are no limitations on the Company's ability to withdraw funds from the investees. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Series B Bonds
The Series B bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of September 30, 2024, the Company was in compliance with all covenants under the deed of trust of the Series B bonds; (i) Consolidated Equity Capital of the Company as of September 30, 2024 was $579.1 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 66%; (iii) the Adjusted NOI was $63.9 million for the trailing twelve months ended September 30, 2024; and (iv) the consolidated scope of projects was $0 as of September 30, 2024.
In January 2024, the Company made the first principal installment payment of 388.1 million Israeli new Shekels (approximately $106.6 million as of January 31, 2024) in connection with the Company’s Series B bonds. Additionally, in September 2024 and due to the additional issuance of Series D bonds, below, the Company prepaid 312.8 million Israeli new shekels (approximately $83.2 million as of September 19, 2024) of the 388.1 million Israeli new shekels (approximately $103.2 million as of September 19, 2024) January 31, 2025 Series B bond payment and 6.1 million Israeli new shekels (approximately $1.6 million as of September 19, 2024) of interest. Subsequent to these payments two additional Series B bond installments remain, each, due on January 31, 2025 and 2026, respectively.
Series C Bonds
The Series C bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) and the Loan to Collateral Ratio shall not exceed a rate of 75%. As of September 30, 2024, the Company was in compliance with all covenants under the deed of trust of the Series C bonds; (i) Consolidated Equity Capital of the Company as of September 30, 2024 was $579.1 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 66%; (iii) and the Loan to Collateral Ratio as of September 30, 2024 was 49%.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONTINUED)
Series D Bonds

In April 2024, the Company issued 288.1 million Israeli new shekels (approximately $76.2 million as of April 24, 2024) of Series D bonds to Israeli investors pursuant to offerings registered with the Israeli Securities Authority. The Series D bonds have an effective interest rate of 9.5% and have principal installment payments equal to 33.33% of the face amount due on February 28th from 2027 to 2029. In August 2024, the Company issued an additional 299.0 million Israeli new shekels (approximately $80.8 million as of August 20, 2024) par value of Series D bonds to Israeli investors pursuant to offerings registered with the Israeli Securities Authority. The additional Series D bonds are identical in the terms and pari passu to the existing Series D bonds, and all proceeds were used for the Series B payment.

The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of September 30, 2024, the Company was in compliance with all covenants under the deed of trust of the Series D Bonds; (i) Consolidated Equity Capital of the Company as of September 30, 2024 was $579.1 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 66%; (iii) and the Adjusted NOI was $63.9 million for the trailing twelve months ended September 30, 2024.

Dividend Approval

On May 16, 2024, the Company’s board of directors approved a distribution of dividend in the amount of $5.0 million to the owner. As of September 30, 2024, $0.7 million remains to be distributed.

NOTE 3:    SUBSEQUENT EVENT

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Investment Land Disposition

In October 2024, the Company, through an investee, sold approximately 122 developable acres of undeveloped land. Part of the land was used as collateral for the Series C bonds and due to the sale, approximately $10.6 million of the sales proceeds was held in an escrow account for the Series C bonds to maintain the loan-to-collateral ratio. The purchaser is not affiliated with the Company or the Company's advisor.

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